EXHIBIT 3.4.1

AMENDED AND RESTATED

OPERATING AGREEMENT

OF

SEED HOLDING, LLC,

a Manager-Managed Limited Liability Company

(Effective as of December 31, 2009)

A.    PRELIMINARY PROVISIONS

1.     Effective Date

The Operating Agreement of SEED HOLDING, LLC. was originally effective as of June 27, 2008, having been adopted by the original member. This Amended and Restated Operating Agreement (the “Operating Agreement”) is effective as of December 31, 2009, having been signed by the members whose signatures appears at the end of this Operating Agreement.

2.     Formation

This limited liability company (“LLC”) was formed by filing Articles of Organization in the office of the Nevada Secretary of State (the “state LLC filing office”) on June 27, 2008. A copy of this organizational document has been placed in the LLC’s records book.

3.     Name

The formal name of this LLC is as stated above. However, this LLC may do business under a different name by complying with the state’s fictitious or assumed business name statutes and procedures.

4.     Registered Office and Registered Agent

The registered office address of this LLC is:

1000 East William Street, Suite 204

Carson City, NV 89701

The registered agent of this LLC is:

National Registered Agents Inc. of Nevada

The registered agent and/or office of this LLC may be changed from time to time as the members may see fit, by filing a change of registered agent or office statement with the state LLC filing office. It will not be necessary to amend this provision of the Operating Agreement if and when such changes are made.

5.     Business Purpose

The specific business purposes and activities contemplated by the founders of this LLC at the time of initial signing of this agreement consist of the following: This LLC was formed for the purpose of holding a majority partnership interest in S&W Seed Company, a California general partnership.

It is understood that the foregoing statement of powers shall not serve as a limitation on the powers or abilities of this LLC, which shall be permitted to engage in any and all lawful business activities.

6.     Duration of LLC

The duration of this LLC shall be perpetual. This LLC shall terminate when a proposal to dissolve the LLC is adopted by the membership of this LLC or when this LLC is otherwise terminated in accordance with law.

B.    MANAGEMENT PROVISIONS

1.     Management by Managers

This LLC will initially be managed by the two managers listed below.

Name of Manager: Mark S. Grewal
Address: 4408 Hays Drive, Chowchilla, CA 93610
Manager is not an LLC Member.

Name of Manager:  Robert W. Lishman
Address: 198 Carlos Avenue, La Selva Beach, CA 95076
Manager is not an LLC Member.

2.     Nonliability of Managers

No manager of this LLC shall be personally liable for the expenses, debts, obligations or liabilities of the LLC, or for claims made against it.

3.     Authority and Votes of Managers

Except as otherwise set forth in this agreement, the Articles of Organization, Certificate of Organization or similar organizational document, or under the laws of the State of Nevada, all management decisions relating to this LLC’s business shall be made by its managers. So long as there are two managers, management decisions shall be approved by the unanimous decision of all managers. If at a subsequent date, additional managers are added in accordance with the provisions of this Operating Agreement, management decisions shall thereafter be approved by a majority decision of the managers, with each manager entitled to cast one vote for or against any matter submitted to the managers for a decision.

4.     Term of Managers

Each manager shall serve until the earlier of the following events:

a.             the manager becomes disabled, dies, retires or otherwise withdraws from management;

b.             the manager is removed from office; or

c.             the manager’s term expires, if a term has been designated in other provisions of this Operating Agreement.

Upon the happening of any of these events, a new manager shall be elected by the affirmative vote of a majority in interest of the members.

Any or all managers may be removed, with or without cause, by the vote of a majority in interest of the members at a meeting called expressly for that purpose. Any removal shall be without prejudice to the rights, if any, of the manager under any contract of employment.

Any manager may resign as a manager at any time upon written notice to the LLC, without prejudice to the rights, if any, of the LLC under any contract to which the manager is a party.

Managers may, but need not, be LLC members.

5.     Management Meetings

Managers shall be able to discuss and approve LLC business informally, and may, at their discretion, call and hold formal management meetings according to the rules set forth in the following provisions of this Operating Agreement.

Regularly scheduled formal management meetings need not be held, but any manager may call such a meeting by communicating his or her request for a formal meeting to the other manager(s), noting the purpose or purposes for which the meeting is called. Only the business stated or summarized in the notice for the meeting shall be discussed and voted upon at the meeting.

The meeting shall be held within a reasonable time after a manager has made the request for a meeting, and in no event, later than 15 days after the request. A quorum for such a formal managers’ meeting shall consist of all managers, and if a quorum is not present, the meeting shall be adjourned to a new place and time with notice of the adjourned meeting given to all managers. An adjournment shall not be necessary, however, and a managers’ meeting with less than a quorum may be held if all nonattending managers agreed in writing prior to the meeting to the holding of the meeting. All such written consents to the holding of a formal management meeting shall be kept and filed with the records of the meeting.

The proceedings of all formal managers’ meetings shall be noted or summarized with written minutes of the meeting and a copy of the minutes shall be placed and kept in the records book of this LLC.

6.     Managers’ Commitment to LLC

Managers shall devote their best efforts and energy working to achieve the business objectives and financial goals of this LLC.

7.     Compensation of Managers

Managers of this LLC may be paid per-meeting or per-diem amounts for attending management meetings, may be reimbursed actual expenses advanced by them to attend management meetings or attend to management business for the LLC and may be compensated in other ways for performing their duties as managers. Managers may work in other capacities for this LLC and may be compensated separately for performing these additional services, whether as officers, staff, consultants, independent contractors or in other capacities.

B.    MEMBERSHIP PROVISIONS

1.     Non-liability of Members

No member of this LLC shall be personally liable for the expenses, debts, obligations or liabilities of the LLC, or for claims made against it.

2.     Reimbursement for Organizational Costs

Members shall be reimbursed by the LLC for organizational expenses paid by the members. The LLC shall be authorized to elect to deduct organizational expenses and start-up expenditures ratably over a period of time as permitted by the Internal Revenue Code and as may be advised by the LLC’s tax advisor.

3.     Members’ Capital Interests

A member’s capital interest in this LLC shall be computed as a fraction, the numerator of which is the total of a member’s capital account and the denominator of which is the total of all capital accounts of all members. This fraction shall be expressed in this agreement as a percentage, which shall be called each member’s “capital interest” in this LLC.

4.     Membership Voting

Except as otherwise may be required by the Articles of Organization, Certificate of Formation or a similar organizational document, other provisions of this Operating Agreement, or under the laws of the State of Nevada, each member shall vote on any matter submitted to the membership for approval by the managers of this LLC in proportion to the member’s capital interest in this LLC. Further, unless otherwise stated in another provision of this Operating Agreement, the phrase “majority of members” means a majority of members whose combined capital interests in this LLC represent more than 50% of the capital interests of all members in this LLC, and a majority of members, so defined, may approve any item of business brought before the membership for a vote.

5.     Compensation

Members shall not be paid as members of the LLC for performing any duties associated with such membership. Members may be paid, however, for any services rendered in any other capacity for the LLC, whether as officers, employees, independent contractors or otherwise.

6.     Members’ Meetings

The LLC shall not provide for regular members’ meetings. However, any member may call a meeting by communicating his or her wish to schedule a meeting to all other members. Such notification may be in person or in writing, or by telephone, facsimile machine, or other form of electronic communications reasonably expected to be received by a member, and the other members shall then agree, either personally, in writing, or by telephone, facsimile machine or other form of electronics communication to the member calling the meeting, to meet at a mutually acceptable time and place. Notice of the business to be transacted at the meeting need not be given to members by the member calling the meeting, and any business may be discussed and conducted at the meeting.

If all members cannot attend a meeting, it shall be postponed to a date and time when all members can attend, unless all members who do not attend have agreed in writing to the holding of the meeting without them. If a meeting is postponed, and the postponed meeting cannot be held either because all members do not attend the postponed meeting or the nonattending members have not signed a written consent to allow the postponed meeting to be held without them, a second postponed meeting may be held at a date and time announced at the first postponed meeting. The date and time of the second postponed meeting shall also be communicated to any members not attending the first postponed meeting. The second postponed meeting may be held without the attendance of all members as long as a majority of the capital interests of the membership of this LLC is in attendance at the second postponed meeting. Written notice of the decisions or approvals made at this second postponed meeting shall be mailed or delivered to each nonattending member promptly after the holding of the second postponed meeting.

Written minutes of the discussions and proposals presented at a members’ meeting, and the votes taken and matters approved at such meeting, shall be taken by one of the members or a person designated at the meeting. A copy of the minutes of the meeting shall be placed in the LLC’s records book after the meeting.

7.     Membership Certificates

This LLC shall be authorized to obtain and issue certificates representing or certifying membership interests in this LLC. Each certificate shall show the name of the LLC and the name of the member, and shall state that the person named is a member of the LLC and is entitled to all the rights granted members of the LLC under the Articles of Organization, Certificate of Formation or a similar organizational document, this Operating Agreement, and provisions of law. Each membership certificate shall be consecutively numbered and signed by each of the current managers of this LLC. The certificates shall include any additional information considered appropriate for inclusion by the members on membership certificates.

In addition to the above information, all membership certificates shall bear a prominent legend on their face or reverse side stating or summarizing any transfer restrictions that apply to memberships in this LLC under the Articles of Organization, Certificate of Formation or a similar organizational document and/or this Operating Agreement, and the address where a member may obtain a copy of these restrictions upon request from this LLC.

The records book of this LLC shall contain a list of the names and addresses of all persons to whom certificates have been issued, show the date of issuance of each certificate, and record the date of all cancellations or transfers of membership certificates by members or the LLC.

8.     Admission of New Members

Except as otherwise provided in this Operating Agreement, a person or entity shall not be admitted into membership in this LLC unless each member consents in writing to the admission of the new member. The admission of new members into this LLC who have been transferred, or wish to be transferred, a membership interest in this LLC by an existing member of this LLC is covered by separate provisions in this Operating Agreement.

C.    TAX AND FINANCIAL PROVISIONS

1.     Tax Classification of LLC

The initial sole member of this LLC intends that this LLC be initially classified as a corporation for federal and, if applicable, state income tax purposes. It is understood that all members may agree to change the tax treatment of this LLC by signing, or authorizing the signature of, IRS Form 8832, Entity Classification Election, and filing it with the IRS and, if applicable, the state tax department within the prescribed time limits.

2.     Tax Year and Accounting Method

The tax year of this LLC shall end on the last day of the month of December. The LLC shall use the accrual method of accounting. Both the tax year and the accounting period of the LLC may be changed with the consent of all members or all managers if the LLC qualifies for such change, and may be effected by the filing of appropriate forms with the IRS and state tax offices.

3.     Tax Matters Partner

If required under Internal Revenue Code provisions or regulations, this LLC shall designate from among its members a “tax matters partner” in accordance with Internal Revenue Code Section 6231(a)(7) and corresponding regulations, who will fulfill this role by being the spokesperson for the LLC in dealings with the IRS as required under the Internal Revenue Code and Regulations, and who will report to the members on the progress and outcome of these dealings. Inasmuch as Yellowjacket initially shall be the sole member of the LLC, Yellowjacket shall be designated as the “tax matters partner” and shall remain so designated in the event of the admission of additional members in the future.

4.     Annual Income Tax Returns and Reports

Within 60 days after the end of each tax year of the LLC, a copy of the LLC’s state and federal income tax returns for the preceding tax year shall be mailed or otherwise provided to each member of the LLC, together with any additional information and forms necessary for each member to complete his or her individual state and federal income tax returns. This additional information shall include a federal (and, if applicable, state) Form K-1 (Form 1065—Partner’s Share of Income, Credits, Deductions) or equivalent income tax reporting form, as well as a financial report, which shall include a balance sheet and profit and loss statement for the prior tax year of the LLC.

5.     Bank Accounts

The LLC shall designate one or more banks or other institutions for the deposit of the funds of the LLC, and shall establish savings, checking, investment and other such accounts as are reasonable and necessary for its business and investments. One or more persons shall be designated with the consent of all managers to deposit and withdraw funds of the LLC, and to direct the investment of funds from, into and among such accounts. The funds of the LLC, however and wherever deposited or invested, shall not be commingled with the personal funds of any members or managers of the LLC.

6.     Title to Assets

All personal and real property of this LLC shall be held in the name of the LLC, not in the names of individual members or managers.

D.    CAPITAL PROVISIONS

1.     Capital Contributions by Members

The members have made or shall make the contributions of cash, property or services to the LLC as set forth on Exhibit A attached hereto and incorporated herein by this reference.

2.     Additional Contributions by Members

The members may agree, from time to time by unanimous vote, to require the payment of additional capital contributions by the members, on or by a mutually agreeable date.

3.     Failure to Make Contributions

If a member fails to make a required capital contribution within the time agreed for a member’s contribution, the remaining members may, by unanimous vote, agree to reschedule the time for payment of the capital contribution by the late-paying member, setting any additional repayment terms, such as a late payment penalty, rate of interest to be applied to the unpaid balance, or other monetary amount to be paid by the delinquent member, as the remaining members decide. Alternatively, the remaining members may, by unanimous vote, agree to cancel the membership of the delinquent member, provided any prior partial payments of capital made by the delinquent member are refunded promptly by the LLC to the member after the decision is made to terminate the membership of the delinquent member.

4.     No Interest on Capital Contributions

No interest shall be paid on funds or property contributed as capital to this LLC, or on funds reflected in the capital accounts of the members.

5.     Capital Account Bookkeeping

A capital account shall be set up and maintained on the books of the LLC for each member. It shall reflect each member’s capital contribution to the LLC, increased by each member’s share of profits in the LLC, decreased by each member’s share of losses and expenses of the LLC, and adjusted as required in accordance with applicable provisions of the Internal Revenue Code and corresponding income tax regulations.

6.     Consent to Capital Contribution Withdrawals and Distributions

Members shall not be allowed to withdraw any part of their capital contributions or to receive distributions, whether in property or cash, except as otherwise allowed by this Operating Agreement and, in any case, only if such withdrawal is made with the written consent of all members.

7.     Allocations of Profits and Losses

Except as otherwise provided in the Articles of Organization, Certificate of Formation or a similar organizational document, or this Operating Agreement, no member shall be given priority or preference with respect to other members in obtaining a return of capital contributions, distributions or allocations of the income, gains, losses, deductions, credits or other items of the LLC. Except as otherwise provided in the Articles of Organization, Certificate of Formation or a similar organizational document, or this Operating Agreement, the profits and losses of the LLC, and all items of its income, gain, loss, deduction and credit shall be allocated to members according to each member’s capital interest in this LLC.

8.     Allocation and Distribution of Cash to Members

Cash from LLC business operations, as well as cash from a sale or other disposition of LLC capital assets, may be allocated and distributed from time to time to members in accordance with each member’s capital interest in the LLC, as may be decided by a unanimous vote of members.

9.     Allocation of Noncash Distributions

If proceeds consist of property other than cash, the persons authorized in the preceding paragraph to decide on the distribution of cash allocations are authorized to determine the value of such property and allocate this value among the members in accordance with each member’s capital interest in the LLC. If such noncash proceeds are later reduced to cash, such cash may be distributed among the members according to the cash distribution provisions of the preceding paragraph.

10.  Allocation and Distribution of Liquidation Proceeds

Regardless of any other provision in this agreement, if there is a distribution in liquidation of this LLC, or when any member’s interest is liquidated, all items of income and loss shall be allocated to the members’ capital accounts, and all appropriate credits and deductions shall then be made to these capital accounts before any final distribution is made. A final distribution shall be made to members only to the extent of, and in proportion to, any positive balance in each member’s capital account.

E.     MEMBERSHIP WITHDRAWAL AND TRANSFER PROVISIONS

1.     Withdrawal of Members

A member may withdraw from this LLC by giving written notice to all other members and managers, at least 30 days before the date the withdrawal is to be effective. In the event of such withdrawal, the LLC shall pay the departing member the fair value of his or her LLC interest, less any amounts owed by the member to the LLC. The departing and remaining members shall agree at the time of departure on the fair value of the departing member’s interest and the schedule of payments to be made by the LLC to the departing member, who shall receive payment for his or her interest within a reasonable time after departure from the LLC. If the departing and remaining members cannot agree on the value of departing member’s interest, they shall select an appraiser, who shall determine the current value of the departing member’s interest. This appraised amount shall be fair value of the departing member’s interest, and shall form the basis of the amount to be paid to the departing member.

2.     Restrictions on the Transfer of Membership

Notwithstanding any other provision of this Operating Agreement, a member shall not transfer his or her membership in the LLC unless all of the nontransferring LLC members first agree in writing to approve the admission of the transferee into this LLC. Further, no member may encumber a part or all of his or her membership in the LLC by mortgage, pledge, granting of a security interest, lien or otherwise, unless the encumbrance has first been approved in writing by all other members of the LLC.

Notwithstanding the above provision, any member shall be allowed to assign an economic interest in his or her membership to another person without the approval of the other members. Such an assignment shall not include a transfer of the member’s voting rights in this LLC, and the assignee shall not become a member of the LLC.

F.     DISSOLUTION PROVISIONS

1.     Events That Trigger Dissolution of the LLC

The following events shall trigger a dissolution of the LLC, except as provided:

a.             Dissociation of a Member. The dissociation of a member, which means the death, incapacity, bankruptcy, retirement, resignation or expulsion of a member, or any other event that terminates the continued membership of a member shall cause a dissolution of this LLC only if and as provided below:

1.             If a vote must be taken under state law to avoid dissolution. If, under provisions of state law, a vote of the remaining LLC members is required to continue the existence of this LLC after the dissociation of a member, the remaining members shall affirmatively vote to continue the existence of this LLC within the period, and by the number of votes of remaining members, that may be required under such provisions. If such a vote is required, but the period or number of votes requirement is not specified under such provisions, all remaining members must affirmatively vote to a continuation of this LLC within 90 days from the date of the date of dissociation of the member. If the affirmative vote of the remaining members is not obtained under this provision, this LLC shall dissolve under the appropriate procedures specified under state law.

2.             If a vote is not required under state law to avoid dissolution. If provisions of state law do not require such a vote of remaining members to continue the existence and/or business of the LLC after the dissociation of a member, and/or allow the provisions of this Operating Agreement to take precedence over state law provisions relating to the continuance of the LLC following the dissociation of a member, then this LLC shall continue its existence and business following such dissociation of a member without the necessity of taking a vote of the remaining members. Notwithstanding the above, if the LLC is left with fewer members than required under state law for the operation of an LLC following the dissociation of a member of this LLC, the LLC shall elect or appoint a member in accordance with any provisions of state law regarding such election or appointment. If such election or appointment is not made within the time period specified under state law, or, if no time period is specified under state law and the LLC makes no election or appointment within 90 days following the date of dissociation of the member, this LLC shall dissolve under the appropriate procedures specified under state law.

b.             Expiration of LLC Term. The expiration of the term of existence of the LLC if such term is specified in the Articles of Organization, Certificate of Formation or a similar organizational document, or this Operating Agreement, shall cause the dissolution of this LLC.

c.             Written Agreement to Dissolve. The written agreement of all members to dissolve the LLC shall cause a dissolution of this LLC.

d.             Entry of Decree. The entry of a decree of dissolution of the LLC under state law shall cause a dissolution of this LLC.

If the LLC is to dissolve according to any of the above provisions, the members and, if applicable, managers, shall wind up the affairs of the LLC, and take other actions appropriate to complete a dissolution of the LLC in accordance with applicable provisions of state law.

G.    GENERAL PROVISIONS

1.     Officers

The managers of this LLC may designate one or more officers, such as a President, Vice President, Secretary and Treasurer. Persons who fill these positions need not be members or managers of the LLC. Such positions may be compensated or noncompensated according to the nature and extent of the services rendered for the LLC as a part of the duties of each office. Ministerial services only as a part of any officer position will normally not be compensated, such as the performance of officer duties specified in this Operating Agreement, but any officer may be reimbursed by the LLC for out-of-pocket expenses paid by the officer in carrying out the duties of his or her office.

2.     Records

The LLC shall keep at its principal business address a copy of all proceedings of membership meetings, as well as books of account of the LLC’s financial transactions. A list of the names and addresses of the current membership of the LLC also shall be maintained at this address, with notations on any transfers of members’ interests to nonmembers or persons being admitted into membership in the LLC. A list of the current managers’ names and addresses shall also be kept at this address.

Copies of the LLC’s Articles of Organization, Certificate of Formation or a similar organizational document, a signed copy of this Operating Agreement, and the LLC’s tax returns for the preceding three tax years shall be kept at the principal business address of the LLC. A statement also shall be kept at this address containing any of the following information that is applicable to this LLC:

•                  the amount of cash or a description and value of property contributed or agreed to be contributed as capital to the LLC by each member;

•                  a schedule showing when any additional capital contributions are to be made by members to this LLC;

•                  a statement or schedule, if appropriate, showing the rights of members to receive distributions representing a return of part or all of members’ capital contributions; and

•                  a description of events, or the date, when the legal existence of the LLC will terminate under provisions in the LLC’s Articles of Organization, Certificate of Formation or a similar organizational document, or this Operating Agreement.

If one or more of the above items is included or listed in this Operating Agreement, it will be sufficient to keep a copy of this agreement at the principal business address of the LLC without having to prepare and keep a separate record of such item or items at this address.

Any member or manager may inspect any and all records maintained by the LLC upon reasonable notice to the LLC. Copying of the LLC’s records by members and managers is allowed, but copying costs shall be paid for by the requesting member or manager.

3.     All Necessary Acts

The members, managers and officers of this LLC are authorized to perform all acts necessary to perfect the organization of this LLC and to carry out its business operations expeditiously and efficiently. The Secretary of the LLC, or other officers, or one or more managers or all members of the LLC, may certify to other businesses, financial institutions and individuals as to the authority of one or more members, managers or officers of this LLC to transact specific items of business on behalf of the LLC.

4.     Mediation and Arbitration of Disputes Among Members

In any dispute over the provisions of this Operating Agreement and in other disputes among the members, if the members cannot resolve the dispute to their mutual satisfaction, the matter shall be submitted to mediation. The terms and procedure for mediation shall be arranged by the parties to the dispute.

If good-faith mediation of a dispute proves impossible or if an agreed-upon mediation outcome cannot be obtained by the members who are parties to the dispute, the dispute may be submitted to arbitration in accordance with the rules of the American Arbitration Association. Any party may commence arbitration of the dispute by sending a written request for arbitration to all other parties to the dispute. The request shall state the nature of the dispute to be resolved by arbitration, and, if all parties to the dispute agree to arbitration, arbitration shall be commenced as soon as practical after such parties receive a copy of the written request.

All parties shall initially share the cost of arbitration, but the prevailing party or parties may be awarded attorney fees, costs and other expenses of arbitration. All arbitration decisions shall be final, binding and conclusive on all the parties to arbitration, and legal judgment may be entered based upon such decision in accordance with applicable law in any court having jurisdiction to do so.

5.     Entire Agreement

This Operating Agreement represents the entire agreement among the members of this LLC, and it shall not be amended, modified or replaced except by a written instrument executed by all the parties to this agreement who are current members of this LLC at the time of any such amendment as well as any and all additional parties who became members of this LLC after the adoption of this agreement. This agreement replaces and supersedes all prior written and oral agreements among any and all members of this LLC.

6.     Severability

If any provision of this agreement is determined by a court or arbitrator to be invalid, unenforceable or otherwise ineffective, that provision shall be severed from the rest of this agreement, and the remaining provisions shall remain in effect and enforceable.

H.    SIGNATURES OF MEMBERS AND MANAGERS

In witness whereof, the members of this LLC, and all managers on the effective date of this Amended and Restated Operating Agreement, sign and adopt this Amended and Restated Operating Agreement as the Operating Agreement of this LLC and agree to abide by its terms.

By signing below, all members prior to the date hereof consent to the admission of new members. The members of this LLC as of the date of this Operating Agreement, as currently in effect, are reflected on Exhibit A attached hereto.

MEMBER:

YELLOWJACKET, LP
a Nevada Limited Partnership

By:	/s/ Robert W. Lishman, Jr.
Robert W. Lishman, Jr.
President of Glenbrook Capital Management
General Partner of Yellowjacket, LP

TRIANGLE T PARTNERS, LLP
a California Limited Liability Company

By:	/s/ Mark S. Grewal
Mark S. Grewal
President and Chief Executive Officer

McCOLLISTER

/s/ Donald W. McCollister
Donald W. McCollister

MANAGERS:

/s/ Mark S. Grewal
Mark S. Grewal

/s/ Robert W. Lishman, Jr.
Robert W. Lishman, Jr.

EXHIBIT A

OPERATING AGREEMENT

OF

SEED HOLDING, LLC

MEMBERS AS OF DECEMBER 31, 2009

Yellowjacket, L.P.

430 Cambridge Avenue, Suite 100

Palo Alto, CA 94306

Capital Contribution:  $2,400,000 cash

Units:  22,256

Date of Contribution:  June 30, 2008

Triangle T Partners, LLC

4408 Hays Drive

Chowchilla, CA 93610

Capital Contribution:  $100,000 cash

Units:  1,984

Date of Contribution:  Effective December 31, 2009

Donald W. McCollister

25552 South Butte Avenue

Five Points, CA 93624

Capital Contribution:  $70,000 value (S&W Seed Company General Partnership interest)

Units:  560

Date of Contribution:  Effective December 31, 2009